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FUND NAME PRINTS HERE INSURANCE COMPANY NAME PRINTS HERE	VOTING INSTRUCTION CARD FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JULY 14, 2006

The undersigned hereby appoints the above-referenced Insurance Company and hereby authorizes them to represent and to vote, as designated on reverse, at a Special Meeting of the shareholders of the Aggressive Equity Fund (the “Aggressive Equity Fund”), a series of Mutual of America Investment Corporation (the “Investment Company”), to be held at 320 Park Avenue, New York, New York 10022, on July 14, 2006 at 9:00 a.m., (Eastern time) and at any adjournments thereof, all shares of the Fund attributable to his or her contract or interest therein as directed on the reverse side of this Card. IF THIS VOTING INSTRUCTION CARD IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED “FOR” THE APPROVAL OF THE PROPOSAL.

If you fail to return this Voting Instruction Card, the Insurance Company will vote all shares attributable to your account value in proportion to all voting instructions for the Fund actually received from contract owners in the Separate Account.

ê Voting Instruction Card must be signed and dated below.

Dated ________________________ 2006

	Signature(s) (if held jointly)	(Please sign in box)

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS VOTING INSTRUCTION CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, please sign in the partnership name.

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ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒	ê

THE BOARD OF DIRECTORS OF THE MUTUAL OF AMERICA INVESTMENT CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF ITEM 1.

		FOR	AGAINST	ABSTAIN

ITEM 1.

To approve a Plan of Reorganization (the “Plan”) whereby all the assets and liabilities of the Aggressive Equity Fund will be transferred to the Small Cap Growth Fund and the Small Cap Value Fund, each a series of the Investment Company (the “New Funds”). The Plan contemplates (a) the transfer of all of the assets and liabilities of the Aggressive Equity Fund to the New Funds in exchange for shares of the New Funds, (b) the distribution of such shares of the New Funds to the shareholders of the Aggressive Equity Fund in exchange for their shares of the Aggressive Equity Fund, and (c) the liquidation of the Aggressive Equity Fund.

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ITEM 2.	To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

ê			MOA AE (gv) - R		ê